Exhibit 99

   Printronix Announces Second Quarter Results for Fiscal Year 2006

    IRVINE, Calif.--(BUSINESS WIRE)--Oct. 27, 2005--Printronix, Inc. (NASDAQ:PTNX), the leading manufacturer of integrated enterprise printing solutions for the supply chain, today announced results for the second quarter of fiscal year 2006, which ended September 23, 2005. Second quarter revenue was $29.0 million, down approximately 9.0% from $31.8 million in both the year ago quarter and the first quarter of fiscal 2006. The company reported a net loss for the quarter of $1.6 million, or $0.26 per diluted share, compared with a net loss of $0.1 million, or $0.02 per diluted share, in the year ago quarter and net income of $0.2 million, or $0.03 per diluted share, in the first quarter of fiscal 2006.
    Revenue for the first six months of fiscal year 2006 was $60.7 million, down from $65.1 million a year ago. Year to date net loss was $1.4 million, or $0.22 per diluted share, compared with net income of $0.3 million, or $0.05 per diluted share, a year ago.
    "While we were disappointed by our sales results this quarter, we anticipate improved results beginning in the fiscal third and fourth quarters as we start to upgrade our existing installed base of line matrix printers to our new product lines," said Robert Kleist, President and CEO of Printronix. "During the fiscal second quarter, our sales were impacted by the continued softness in the Western European automotive and general manufacturing industries, and a lengthening of the sales cycle that resulted in sales not closing as expected in the U.S. market. However, the launch of the new P7000 line matrix printer is expected to provide new sales opportunities to upgrade our current installed base since we have received positive customer feedback on the new P7000, branded under both the Printronix and IBM brands."
    "In the RFID market, the launch of Gen2 products created some uncertainty as end users were either considering implementing or migrating to Gen2 technology," continued Mr. Kleist. "In September, Printronix advanced its position in RFID leadership and became the first company to deliver RFID printing solutions that are interoperable with the new EPC Gen2 protocol. We believe that the introduction of Gen2 technology will become a driver of market adoption as it provides a standard infrastructure for advanced features and process improvements."
    Gross margin was 37.3% for the second quarter, down slightly from 37.8% in the same period a year ago and down from 38.7% in the first quarter of fiscal 2006, mostly due to lower production volumes partly offset by favorable product mix. For the first six months of fiscal year 2006, gross margin was 38.0%, down from 38.9% for the year ago period, primarily for the same reasons.
    Operating expenses in the quarter were $12.5 million, up from $11.9 million in the year ago fiscal period. General and administrative expenses increased primarily as a result of higher consulting and audit costs associated with satisfying Sarbanes-Oxley requirements and increased legal costs. Launch of the company's new P7000 line matrix printer increased sales and marketing expenses during the current quarter. Engineering and development expenses decreased during the current quarter as a result of savings from cost cutting initiatives partly offset by increased expenses for product certification. Year to date operating expenses increased to $24.7 million, up from $24.4 million a year ago, mostly for the reasons stated above, and were partly offset by a reduction of $0.4 million in the company's provision for doubtful accounts during the first six months of fiscal year 2006.
    The company ended the second fiscal quarter of 2006 with cash and short-term investments of $42.6 million, up from $39.6 million compared with the second quarter of fiscal 2005, but down from $44.3 million at the end of the first quarter of 2006. The decrease in cash from the prior quarter is partly due to a temporary increase in inventories from product transitioning and partly due to a cash dividend of $0.4 million paid in September. Interest income increased $0.3 million compared with the year ago quarter due to higher cash and short-term investment balances and higher interest rates; year-to-date interest income increased $0.5 million compared to the year ago period for the same reasons.
    There will be an earnings conference call at 1:30 p.m. PT (4:30 p.m. ET) on October 27, 2005. The call will be broadcast live over the Internet and will be hosted by Robert Kleist, President and CEO, and George Harwood, Senior Vice President and CFO. To access the live audio web cast, go to the Printronix web site at www.printronix.com and select the conference call link to register. If you are unable to listen to the live web cast, it will be archived for replay on the web site. To listen to the live conference call via the telephone, you can access the call at 800-395-0708. Shortly after the call, a telephonic replay will be available through November 10, 2005, by dialing 888-203-1112 or 719-457-0820. Passcode I.D. 4537920 is required for both the telephonic live call and the telephonic replay.

    Except for historical information, this press release contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from an outbreak of avian flu or other world health epidemic; a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain its production capability in its Singapore plant or obtain product from its Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in the requirements for radio frequency identification ("RFID") products by Wal-Mart and/or the Department of Defense (the "DOD") and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve their sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in its markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or new information shows that the indicated results or events will not be realized.

    About Printronix, Inc.

    Since 1974, Printronix, Inc. (NASDAQ:PTNX) has created innovative printing solutions for the industrial marketplace and supply chain. The company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, California. For company information, see www.printronix.com.


                  PRINTRONIX, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF OPERATIONS
    (dollar amounts in thousands, except share and per share data)
                             (unaudited)

                       Three Months Ended          Six Months Ended
                -------------------------------- ---------------------
                Sept. 23,   June 24,  Sept. 24,  Sept. 23,  Sept. 24,
                  2005       2005       2004       2005       2004
                ---------- ---------- ---------- ---------- ----------

Revenue           $28,958    $31,787    $31,808    $60,745    $65,086
Cost of sales      18,171     19,478     19,770     37,649     39,738
                ---------- ---------- ---------- ---------- ----------

Gross margin       10,787     12,309     12,038     23,096     25,348

Engineering and
 development        3,608      3,868      3,916      7,476      7,914
Sales and
 marketing          6,115      6,116      5,903     12,231     12,183
General and
 administrative     2,751      2,250      2,104      5,001      4,287
                ---------- ---------- ---------- ---------- ----------

Total operating
 expenses          12,474     12,234     11,923     24,708     24,384

(Loss) income
 from
 operations        (1,687)        75        115     (1,612)       964
Interest and
 other (income)
 expense, net        (224)      (205)         7       (429)        69

(Loss) income
 before taxes      (1,463)       280        108     (1,183)       895

Provision for
 income taxes         135         70        218        205        556
                ---------- ---------- ---------- ---------- ----------

Net (loss)
 income           $(1,598)      $210      $(110)   $(1,388)      $339
                ========== ========== ========== ========== ==========

Net (loss)
 income per
 share:
---------------
   Basic           $(0.26)     $0.03     $(0.02)    $(0.22)     $0.05
   Diluted         $(0.26)     $0.03     $(0.02)    $(0.22)     $0.05

Shares used in
 computing net
 (loss) income
 per share:
---------------
   Basic        6,241,949  6,492,516  6,341,593  6,222,233  6,311,117
   Diluted      6,241,949  6,636,244  6,341,593  6,222,233  6,496,798

Gross margin %       37.3%      38.7%      37.8%      38.0%      38.9%
Operating
 expenses %          43.1%      38.5%      37.5%      40.7%      37.5%
(Loss) income
 from
 operations %        -5.8%       0.2%       0.4%      -2.7%       1.5%
Net (loss)
 income %            -5.5%       0.7%      -0.3%      -2.3%       0.5%





                  PRINTRONIX, INC. AND SUBSIDIARIES
                     Consolidated Balance Sheets
                        (dollars in thousands)
                             (unaudited)

                                         Sept. 23, June 24,  Sept. 24,
                                           2005      2005      2004
                                         --------- --------- ---------
ASSETS
    Cash and cash equivalents             $29,228   $27,656   $39,623
    Short-term investments                 13,384    16,600         -
    Accounts receivable, net               15,649    17,104    17,352
    Inventories, net                       14,290    13,991    14,158
    Other current assets                    4,690     5,044     6,494
    Property, plant and equipment, net     32,971    33,108    33,946
    Other long-term assets                  2,246     2,061     1,226
                                         --------- --------- ---------

         Total assets                    $112,460  $115,564  $112,799
                                         ========= ========= =========

LIABILITIES and STOCKHOLDERS' EQUITY
    Current portion of long-term debt        $700      $700      $700
    Accounts payable                        6,789     7,623     7,689
    Other current liabilities              11,490    11,603    11,863
    Other long-term liabilities            16,014    16,051    15,957
    Stockholders' equity                   77,467    79,587    76,590
                                         --------- --------- ---------

         Total liabilities and
          stockholders' equity           $112,460  $115,564  $112,799
                                         ========= ========= =========





                   PRINTRONIX, INC. AND SUBSIDIARIES
                         Sales Classification
                              (unaudited)

                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
Sales by Geographic    Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
 Region                  2005      2004    Change    2005      2004
---------------------- --------- --------- ------- --------- ---------
                       (dollar amounts in
                           thousands)
    Americas            $14,032   $15,606   -10.1%     48.5%     49.0%
    EMEA                  9,375    10,806   -13.2%     32.4%     34.0%
    Asia Pacific          5,551     5,396     2.9%     19.1%     17.0%
                       --------- ---------         --------- ---------

                        $28,958   $31,808             100.0%    100.0%
                       ========= =========         ========= =========


                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
Sales by Product       Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
 Technology              2005      2004    Change    2005      2004
---------------------- --------- --------- ----------------- ---------
                       (dollar amounts in
                            thousands)
    Line matrix         $20,857   $22,140    -5.8%     72.0%     69.6%
    Thermal(a)            5,054     5,917   -14.6%     17.5%     18.6%
    Laser                 2,661     3,212   -17.2%      9.2%     10.1%
    Verification
     products               386       539   -28.4%      1.3%      1.7%
                       --------- ---------         --------- ---------

                        $28,958   $31,808             100.0%    100.0%
                       ========= =========         ========= =========

         (a)RFID           $792      $848    -6.6%      2.7%      2.7%
                       ========= =========         ========= =========


                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
                       Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
Sales by Channel         2005      2004    Change    2005      2004
---------------------- --------- --------- ------- --------- ---------
                       (dollar amounts in
                            thousands)
    OEM                  $8,201    $8,880    -7.6%     28.3%     27.9%
    Distribution         19,362    21,226    -8.8%     66.9%     66.7%
    Direct                1,395     1,702   -18.0%      4.8%      5.4%
                       --------- ---------         --------- ---------

                        $28,958   $31,808             100.0%    100.0%
                       ========= =========         ========= =========


                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
                       Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
Sales by Customer        2005      2004    Change    2005      2004
---------------------- --------- --------- ----------------- ---------
                       (dollar amounts in
                            thousands)
    Largest customer -
     IBM                 $6,630    $6,916    -4.1%     22.9%     21.7%
    Second largest
     customer             2,375     2,619    -9.3%      8.2%      8.2%
    Top ten customers    14,443    16,159   -10.6%     49.9%     50.8%





                  PRINTRONIX, INC. AND SUBSIDIARIES
                         Sales Classification
                             (unaudited)

                        Six Months Ended            Percent of Total
                                                          Sales
                       -------------------         -------------------
Sales by Geographic    Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
 Region                  2005      2004    Change    2005      2004
---------------------- --------- --------- ------- --------- ---------
                       (dollar amounts in
                            thousands)
    Americas            $30,218   $30,523    -1.0%     49.7%     46.9%
    EMEA                 19,792    23,520   -15.9%     32.6%     36.1%
    Asia Pacific         10,735    11,043    -2.8%     17.7%     17.0%
                       --------- ---------         --------- ---------

                        $60,745   $65,086             100.0%    100.0%
                       ========= =========         ========= =========


                        Six Months Ended            Percent of Total
                                                          Sales
                       --------- ---------         -------------------
Sales by Product       Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
 Technology              2005      2004    Change    2005      2004
---------------------- --------- --------- ------- --------- ---------
                       (dollar amounts in
                            thousands)
    Line matrix         $43,062   $46,144    -6.7%     70.9%     70.9%
    Thermal(a)           11,200    11,255    -0.5%     18.4%     17.3%
    Laser                 5,460     6,549   -16.6%      9.0%     10.1%
    Verification
     products             1,023     1,138   -10.1%      1.7%      1.7%
                       --------- ---------         --------- ---------

                        $60,745   $65,086             100.0%    100.0%
                       ========= =========         ========= =========

         (a)RFID         $1,735    $1,007    72.3%      2.9%      1.5%
                       ========= =========         ========= =========


                        Six Months Ended            Percent of Total
                                                          Sales
                       -------------------         -------------------
                       Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
Sales by Channel         2005      2004    Change    2005      2004
---------------------- --------- --------- ------- --------- ---------
                       (dollar amounts in
                            thousands)
    OEM                 $17,693   $19,396    -8.8%     29.1%     29.8%
    Distribution         40,186    41,485    -3.1%     66.2%     63.7%
    Direct                2,866     4,205   -31.8%      4.7%      6.5%
                       --------- ---------         --------- ---------

                        $60,745   $65,086             100.0%    100.0%
                       ========= =========         ========= =========


                        Six Months Ended            Percent of Total
                                                          Sales
                       -------------------         -------------------
                       Sept. 23, Sept. 24, Percent Sept. 23, Sept. 24,
Sales by Customer        2005      2004    Change    2005      2004
---------------------- --------- --------- ------- --------- ---------
                       (dollar amounts in
                            thousands)
    Largest customer -
     IBM                $14,270   $14,139     0.9%     23.5%     21.7%
    Second largest
     customer             4,971     5,203    -4.5%      8.2%      8.0%
    Top ten customers    30,442    33,454    -9.0%     50.1%     51.4%



    CONTACT: Printronix, Inc., Irvine
             Robert A. Kleist, 714-368-2863
             George L. Harwood, 714-368-2384
             or
             INVESTOR CONTACT:
             EVC Group, LLC
             Douglas M. Sherk, 415-896-6818
             dsherk@evcgroup.com
             Jennifer Beugelmans, 415-896-6817
             jbeugelmans@evcgroup.com
             or
             MEDIA CONTACT:
             WunderMarx, Inc.
             Cara Good, 949-860-2434, ext. 312
             cara.good@wundermarx.com